EXHIBIT 99.1


          Callaway Golf Announces First Quarter 2007 Results


    CARLSBAD, Calif.--(BUSINESS WIRE)--May 3, 2007--Callaway Golf Company (NYSE:ELY) today announced its financial results for the first quarter ended March 31, 2007, reporting significant improvements in sales and earnings over the same period a year ago. Highlights for the quarter include:

    -- Net sales of $334.6 million, an 11% increase as compared to $302.4 million for the same period in 2006.

    -- Fully diluted earnings per share of $0.48 on 68.3 million shares as compared to $0.33 on 70.1 million shares in 2006. This represents a 45% increase in diluted earnings per share.

    -- Fully diluted earnings per share for the first quarter of 2007 include $0.01 of after-tax charges for gross margin improvement initiatives announced in November, 2006. Also, the first quarter of 2006 includes $0.01 of after-tax charges for the integration of Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the first quarter of 2007 would have increased 44% to $0.49, as compared to pro forma fully diluted earnings per share of $0.34 for the first quarter of 2006.

    "We are pleased with our results for the first quarter and the initial consumer acceptance of our new products this year," commented George Fellows, President and CEO. "Our efforts to improve our product development process and supply chain along with gross margin improvement initiatives are beginning to deliver positive operating results."

    "While cautiously optimistic given our first quarter results," continued Mr. Fellows, "it is important to remember that it is very early in the year. In fact, the second quarter is the real start of the golf season in many regions, and when consumer purchases hit their peak. Accordingly, our focus is to support our retailers during the peak season and deliver products to them and our consumers as quickly as possible. Having said this, we are raising our full year estimates to reflect the positive results of the first quarter, balanced with the fact that a majority of the year still remains."

    Business Outlook

    The Company estimates that its full year 2007 net sales will be in the range of $1.045 to $1.065 billion compared to the previous estimate of $1.035 to $1.055 billion and that its 2007 full year pro forma fully diluted earnings per share will be in the range of $0.72 to $0.82 on an estimated 70 million shares compared to $0.66 to $0.76 on 68 million shares. Pro forma earnings exclude charges related to the Company's gross margin improvement initiatives, currently estimated at $0.08 per share for 2007, but include charges related to employee equity-based compensation under FAS 123R.

    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental
Financial Information."

    The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion, and will remain available through 9:00 p.m. PDT on Thursday, May 10, 2007. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 871645.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales and earnings for 2007, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Investors should understand that it is very difficult to forecast sales of the Company's products as a substantial portion of the Company's sales each year is derived from the sale of new products. Accurately estimating the Company's sales (and therefore earnings) each year is therefore based upon various unknowns including consumer acceptance of the Company's new products as well as future consumer discretionary purchasing behavior. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or as a result of certain risks and uncertainties, including but not limited to, delays, difficulties or increased costs associated with the implementation of the Company's planned gross margin initiatives, the re-launch of the Top-Flite brand or the implementation of future initiatives; market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations and charges related to the gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and in the supplemental financial information attached to this release.

    About Callaway Golf

    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company, which celebrates its 25th Anniversary in 2007, manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Odyssey(R), Top-Flite(R), and Ben Hogan(R) brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com.



                        Callaway Golf Company
                Consolidated Condensed Balance Sheets
                            (In thousands)
                             (Unaudited)


                                               March 31,  December 31,
                                                 2007        2006
                                              ----------- ------------


ASSETS
Current assets:
Cash and cash equivalents                        $34,594      $46,362
Accounts receivable, net                         278,810      118,133
Inventories, net                                 270,646      265,110
Deferred taxes                                    34,601       32,813
Income taxes receivable                                -        9,094
Other current assets                              21,762       21,688
                                              ----------- ------------
   Total current assets                          640,413      493,200

Property, plant and equipment, net               130,985      131,224
Intangible assets, net                           174,475      175,159
Deferred taxes                                    33,006       18,821
Other assets                                      27,707       27,543
                                              ----------- ------------
                                              $1,006,586     $845,947
                                              =========== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses           $130,865     $111,360
Accrued employee compensation and benefits        27,012       18,731
Accrued warranty expense                          14,156       13,364
Bank line of credit                              155,000       80,000
Other current liabilities                          5,098            -
                                              ----------- ------------
   Total current liabilities                     332,131      223,455

Long-term liabilities                             65,493       43,388

Minority interest                                  1,768        1,987

Shareholders' equity                             607,194      577,117
                                              ----------- ------------
                                              $1,006,586     $845,947
                                              =========== ============




                        Callaway Golf Company
                       Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)


                                              Quarter Ended
                                                March 31,
                                         ------------------------
                                           2007           2006
                                         ---------      ---------

Net sales                                $334,607  100% $302,445  100%
Cost of sales                             173,886   52%  170,933   57%
                                         ---------      ---------
Gross profit                              160,721   48%  131,512   43%
Operating expenses:
 Selling                                   75,291   23%   68,128   23%
 General and administrative                21,558    6%   20,224    7%
 Research and development                   8,016    2%    6,804    2%
                                         ---------      ---------
Total operating expenses                  104,865   31%   95,156   31%
Income from operations                     55,856   17%   36,356   12%
Other income (expense), net                (1,338)           302
                                         ---------      ---------
Income before income taxes                 54,518   16%   36,658   12%
Income tax provision                       21,682         13,797
                                         ---------      ---------
Net income                                $32,836   10%  $22,861    8%
                                         =========      =========

Earnings per common share:
 Basic                                      $0.49          $0.33
 Diluted                                    $0.48          $0.33
Weighted-average shares outstanding:
 Basic                                     67,272         69,166
 Diluted                                   68,318         70,143




                        Callaway Golf Company
           Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                      Quarter Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Cash flows from operating activities:
Net income                                          $32,836   $22,861
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                         9,009     7,290
Non-cash compensation                                 3,127     4,401
Loss on disposal of assets                                3       138
Deferred taxes                                         (264)     (227)
Changes in assets and liabilities                  (122,057) (129,560)
                                                   --------- ---------
Net cash used in operating activities               (77,346)  (95,097)
                                                   --------- ---------

Cash flows from investing activities:
Capital expenditures                                 (7,987)   (6,844)
Proceeds from sale of capital assets                      -       120
                                                   --------- ---------
Net cash used in investing activities                (7,987)   (6,724)
                                                   --------- ---------

Cash flows from financing activities:
Issuance of Common Stock                             12,833     5,761
Acquisition of Treasury Stock                       (15,155)  (14,788)
Net proceeds from line of credit                     75,000    85,000
Other financing activities                              677       406
                                                   --------- ---------
Net cash provided by financing activities            73,355    76,379
                                                   --------- ---------

Effect of exchange rate changes on cash and cash
 equivalents                                            210       375
Net decrease in cash and cash equivalents           (11,768)  (25,067)
Cash and cash equivalents at beginning of period     46,362    49,481
                                                   --------- ---------
Cash and cash equivalents at end of period          $34,594   $24,414
                                                   ========= =========




                        Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                             (Unaudited)


                                     Net Sales by Product Category
                                  ------------------------------------
                                     Quarter Ended
                                       March 31,      Growth/(Decline)
                                  ------------------- ----------------
                                    2007      2006    Dollars  Percent
                                  --------- --------- -------- -------
Net sales:
 Woods                            $103,023   $97,120   $5,903       6%
 Irons                             100,037    86,560   13,477      16%
 Putters                            29,074    24,878    4,196      17%
 Golf balls                         53,546    55,730   (2,184)     -4%
 Accessories and other              48,927    38,157   10,770      28%
                                  --------- --------- --------
                                  $334,607  $302,445  $32,162      11%
                                  ========= ========= ========





                                          Net Sales by Region
                                  ------------------------------------
                                     Quarter Ended
                                       March 31,      Growth/(Decline)
                                  ------------------- ----------------
                                    2007      2006    Dollars  Percent
                                  --------- --------- -------- -------
Net sales:
 United States                    $183,804  $181,283   $2,521       1%
 Europe                             56,023    50,085    5,938      12%
 Japan                              37,940    26,114   11,826      45%
 Rest of Asia                       22,821    16,988    5,833      34%
 Other foreign countries            34,019    27,975    6,044      22%
                                  --------- --------- --------
                                  $334,607  $302,445  $32,162      11%
                                  ========= ========= ========




                                     Operating Segment Information
                                  ------------------------------------
                                     Quarter Ended
                                       March 31,      Growth/(Decline)
                                  ------------------- ----------------
                                    2007      2006    Dollars  Percent
                                  --------- --------- -------- -------
Net sales:
 Golf clubs                       $281,061  $246,715  $34,346      14%
 Golf balls                         53,546    55,730   (2,184)     -4%
                                  --------- --------- --------
                                  $334,607  $302,445  $32,162      11%
                                  ========= ========= ========
Income before provision for income
 taxes:
 Golf clubs                        $65,656   $45,067  $20,589      46%
 Golf balls                          5,415     6,356     (941)    -15%
 Reconciling items (1)             (16,553)  (14,765)  (1,788)    -12%
                                  --------- --------- --------
                                   $54,518   $36,658  $17,860      49%
                                  ========= ========= ========

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.




                        Callaway Golf Company
                  Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)



                                          Quarter Ended March 31,
                                      --------------------------------
                                                   2007
                                      --------------------------------

                                      Pro Forma Gross Margin
                                       Callaway  Improvement Total as
                                         Golf    Initiatives  Reported
                                      --------- ------------ ---------
Net sales                             $334,607           $-  $334,607
Gross profit                           162,126       (1,405)  160,721
% of sales                                  48%         n/a        48%
Operating expenses                     104,865            -   104,865
                                      --------- ------------ ---------
Income from operations                  57,261       (1,405)   55,856
Other income (expense), net             (1,338)           -    (1,338)
                                      --------- ------------ ---------
Loss before income taxes                55,923       (1,405)   54,518
Income tax provision                    22,236         (554)   21,682
                                      --------- ------------ ---------
Net Income                             $33,687        $(851)  $32,836
                                      ========= ============ =========

Diluted earnings (loss) per share:       $0.49       $(0.01)    $0.48
Weighted-average shares outstanding:    68,318       68,318    68,318




                                           Quarter Ended March 31,
                                       -------------------------------
                                                    2006
                                       -------------------------------

                                       Pro Forma
                                        Callaway Integration Total as
                                          Golf     Charges    Reported
                                      ---------- ----------- ---------
Net sales                              $302,445          $-  $302,445
Gross profit                            132,181        (669)  131,512
% of sales                                   44%        n/a        43%
Operating expenses                       94,805         351    95,156
                                       --------- ----------- ---------
Income from operations                   37,376      (1,020)   36,356
Other income (expense), net                 302           -       302
                                       --------- ----------- ---------
Loss before income taxes                 37,678      (1,020)   36,658
Income tax provision                     14,192        (395)   13,797
                                       --------- ----------- ---------
Net Income                              $23,486       $(625)  $22,861
                                       ========= =========== =========

Diluted earnings (loss) per share:        $0.34      $(0.01)    $0.33
Weighted-average shares outstanding:     70,143      70,143    70,143




    CONTACT: Callaway Golf Company
             Brad Holiday
             Patrick Burke
             Michele Szynal
             760-931-1771